As filed with the Securities and Exchange Commission on November 7, 2008

Registration Statement No. 333-149865

Registration Statement No. 333-136401

Registration Statement No. 333-118363

Registration Statement No. 333-107649

Registration Statement No. 333-106560

Registration Statement No. 333-75990

Registration Statement No. 333-66095

Registration Statement No. 33-56168

Registration Statement No. 33-9231

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-149865

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-136401

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-118363

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-107649

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-106560

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-75990

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-66095

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-56168

Post-Effective Amendment No. 3 to Form S-8 Registration Statement No. 33-9231

UNDER THE SECURITIES ACT OF 1933

Countrywide Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware	4500 Park Granada Calabasas, CA 91302	26-2209742
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices, including zip code)	(I.R.S. Employer Identification No.)

Countrywide Financial Corporation 401(k) Savings and Investment Plan (as amended and restated effective January 1, 2007)

Countrywide Financial Corporation 2006 Equity Incentive Plan

Countrywide Financial Corporation 2000 Equity Incentive Plan

Countrywide Financial Corporation Global Stock Plan

Countrywide Credit Industries, Inc. 1993 Stock Option Plan (as amended and restated)

Countrywide Credit Industries, Inc. 1992 Stock Option Plan

Countrywide Credit Industries, Inc. 1982 Incentive Stock Option Plan

Countrywide Credit Industries, Inc. 1984 Non-Qualified Stock Option Plan

Countrywide Credit Industries, Inc. 1985 Non-Qualified Stock Option Plan

Countrywide Credit Industries, Inc. 1986 Non-Qualified Stock Option Plan

(Full title of the plans)

PAUL G. LANE

Senior Vice President and Assistant General Counsel

Countrywide Financial Corporation

4500 Park Granada

Calabasas, CA 91302

(818) 225-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

BOYD C. CAMPBELL, JR.

McGuireWoods LLP

201 North Tryon Street

Charlotte, North Carolina 28202

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☑	Accelerated filer	☐	Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment relates to the following Registration Statements filed on Form S-8 (collectively, the “Registration Statements”):

•

File No. 333-149865, registering 8,000,000 shares of common stock and an indeterminate amount of interests issuable pursuant to the Countrywide Financial Corporation 401(k) Savings and Investment Plan (as amended and restated effective January 1, 2007). The Registrant is unable to determine the number of shares sold, and thus remaining unsold, under this Registration Statement.

•

File No. 333-136401, registering 22,000,000 shares of common stock issuable pursuant to the Countrywide Financial Corporation 2006 Equity Incentive Plan. The Registrant believes that no shares have been sold under this Registration Statement and therefore all shares remain unsold.

•

File No. 333-118363, registering 22,000,000 (as adjusted for stock splits) shares of common stock issuable pursuant to the Countrywide Financial Corporation 2000 Equity Incentive Plan. The Registrant is unable to determine the number of shares sold, and thus remaining unsold, under this Registration Statement.

•

File No. 333-107649, registering 4,000,000 (as adjusted for stock splits) shares of common stock issuable pursuant to the Countrywide Financial Corporation Global Stock Plan. The Registrant is unable to determine the number of shares sold, and thus remaining unsold, under this Registration Statement.

•

File No. 333-106560, registering 25,000,000 (as adjusted for stock splits) shares of common stock issuable pursuant to the Countrywide Financial Corporation 2000 Equity Incentive Plan. The Registrant is unable to determine the number of shares sold, and thus remaining unsold, under this Registration Statement.

•

File No. 333-75990, registering 20,000,000 (as adjusted for stock splits) shares of common stock issuable pursuant to the Countrywide Financial Corporation 2000 Equity Incentive Plan. The Registrant is unable to determine the number of shares sold, and thus remaining unsold, under this Registration Statement.

•

File No. 333-66095, registering 22,000,000 (as adjusted for stock splits) shares of common stock issuable pursuant to the Countrywide Credit Industries, Inc. 1993 Stock Option Plan. The Registrant estimates that approximately 20.38 million shares have been sold, and thus approximately 1.62 million shares remain unsold, under this Registration Statement.

•

File No. 33-56168, registering 3,600,000 (as adjusted for stock splits) shares of common stock issuable pursuant to the Countrywide Credit Industries, Inc. 1992 Stock Option Plan. The Registrant estimates that approximately 3.57 million shares have been sold, and thus approximately 30,000 shares remain unsold, under this Registration Statement.

•

File No. 33-9231, registering 20,655,000 (as adjusted for stock splits) shares of common stock issuable pursuant to the Countrywide Credit Industries, Inc. 1982 Incentive Stock Option Plan, the Countrywide Credit Industries, Inc. 1984 Non-Qualified Stock Option Plan, the Countrywide Credit Industries, Inc. 1985 Non-Qualified Stock Option Plan and the Countrywide Credit Industries, Inc. 1986 Non-Qualified Stock Option Plan. The Registrant estimates that approximately 14.75 million shares have been sold, and thus approximately 5.90 million shares remain unsold, under this Registration Statement.

This Post-Effective Amendment to the Registration Statements is being filed solely to deregister any and all securities previously registered under the Registration Statements that remain unsold.

Item 8.	Exhibits.

The following exhibit is filed with or incorporated by reference into this Post-Effective Amendment to the Registration Statements.

Exhibit No.	Description of Exhibit

24(a)	Power of Attorney

SIGNATURES.

The Registrant

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California, on this 7th day of November, 2008.

COUNTRYWIDE FINANCIAL CORPORATION

By:	*
Jack W. Schakket President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statements has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Jack W. Schakket	President and Chief Executive Officer (Principal Executive Officer)	November 7, 2008

* Anne D. McCallion	Chief Financial Officer (Principal Financial Officer)	November 7, 2008

* Greg Hobby	Director	November 7, 2008

* Helen Eggers	Director	November 7, 2008

* Helga Houston	Director	November 7, 2008

* Laura K. Milleman	Senior Managing Director, Chief Accounting Officer, Countrywide Home Loans, Inc. (Principal Accounting Officer)	November 7, 2008

*By:	/s/ Paul G. Lane	November 7, 2008
Paul G. Lane Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

24(a)	Power of Attorney